EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results and Board Chairman Retirement

FITZGERALD, Ga., Jan. 20, 2012 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $31,000, or $0.00 per diluted share for the fourth quarter of 2011 compared to fourth quarter 2010 net loss available to shareholders of $47,000, or $(0.01) per diluted share, while net income available to shareholders for twelve months ended December 31, 2011 was $1,134,000, or $0.13 per diluted share compared to net loss available to shareholders for the comparable period in 2010 of $926,000, or $(0.11) per diluted share. This increase of 222.46 percent in net income for the comparable twelve month periods was primarily driven by the reduction in loan loss provision to $8.25 million for the twelve months ended December 31, 2011 from $13.35 million for the comparable period in 2010. "Our pre-tax, pre-provision core earnings continue to provide solid support for the credit-related expenses needed to address our problem assets. We are cautiously optimistic that our nonperforming assets have peaked as the past two quarters we have seen our nonperforming assets reduce from $65.81 million at June 30, 2011 to $59.71 million at December 31, 2011, or a decrease of 10.22 percent. We still have much work ahead in reducing our problem assets to an acceptable level and returning to our accustomed earnings standards, but we feel that much has been accomplished toward our goal of making incremental progress in 2011," said Terry L. Hester, Executive Vice President and Chief Financial Officer.

Capital

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At December 31, 2011, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 9.42 percent, 15.07 percent and 16.33 percent, respectively, compared to the previous quarter end of 9.33 percent, 15.38 percent  and 16.64 percent, respectively, at September 30, 2011 and to 8.59 percent, 13.55 percent and 14.83 percent, respectively, at December 31, 2010. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the fourth quarter of 2011, the Company reported net interest income of $8.84 million and a net interest margin of 3.28 percent, compared to $8.88 million and 3.02 percent, respectively, for fourth quarter 2010. While anemic loan demand continues to hamper net interest margin, the Company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance.   Those efforts reflected significant improvement during the year as net interest margin increased to 3.28 percent for fourth quarter 2011 compared to 3.21 percent for third quarter 2011 and compared to 2.98% for the first half of 2011.

Asset Quality

The Company continues to closely monitor our non-performing assets and focus on problem asset resolution. Non-performing assets decreased from the previous quarter end to $59.71 million or 8.10 percent of total loans and other real estate owned as of December 31, 2011. This compares to $63.29 million or 8.31 percent and $49.26 million or 5.91 percent, respectively, as of September 30, 2011 and December 31, 2010.  The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions the past several years. Unusually high levels of loan loss provisions have been required the past several years as company management addresses asset quality deterioration associated with the housing and real estate downturn and the economy in general.  Loan loss reserve methodology resulted in provision for loan losses of $8.25 million in twelve months ended December 31, 2011 compared to $13.35 million for the comparable 2010 period. Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the fourth quarter of 2011 net charge-offs were $3.51 million, or 0.48 percent of average loans as compared to net charge-offs of $1.97 million, or 0.24 percent of average loans in fourth quarter 2010, while net charge-offs in twelve months ended December 31, 2011 were $20.88 million, or 2.74 percent of average loans as compared to net-charge-offs of $16.47 million, or 1.90 percent of average loans in the comparable 2010 period. Restructuring of some substandard and non-performing loans during 2011 has resulted in significant charge-offs, but a strategy deemed prudent in bringing resolution with these credits and a return to performing status in the future. The loan loss reserve was $15.65 million on December 31, 2011, or 2.18 percent of total loans compared to $16.91 million on September 30, 2011, or 2.28 percent of total loans.  Management believes that the 2011 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at December 31, 2011.

Noninterest Income

Total noninterest income decreased slightly in the comparable periods as twelve months ended December 31, 2011 noninterest income was $9.95 million compared to $10.01 million in the comparable 2010 period. Gains realized from the sale of securities totaled $2.92 million in twelve months ended December 31, 2011 compared to a gain recorded on security transactions during the comparable period in 2010 of $2.62 million. The Company has been successful in generating SBA loans during the year and has realized $947 thousand from the sale of SBA loans in twelve months ended December 31, 2011 compared to $1.04 million SBA fee income for the comparable 2010 period. The SBA lending program has offset the decline in service charge on deposit fee income which has been impacted by recent regulatory changes with Regulation E.

Noninterest Expense

Total noninterest expense decreased to $33.05 million in twelve months ended December 31, 2011 compared to $33.86 million in the comparable 2010 period, or a decrease of 2.39 percent. Credit-related expenses including write down and losses on OREO property and repossession and foreclosure expenses decreased to $4.05 million in twelve months ended December 31, 2011 compared to $4.94 million in the comparable 2010 period. Salaries and employee benefits expenses increased to $14.63 million in twelve months ended December 31, 2011compared to $14.10 million in the comparable 2010 period, or an increase of 3.80 percent. This increase is primarily attributable to an increase in headcount related to increased regulatory compliance demands. Occupancy expenses decreased to $4.00 million in twelve months ended December 31, 2011 compared to $4.42 million in the same comparable 2010 period, or a decrease of 9.60 percent. The decrease was primarily attributable to less depreciation expense for the comparable periods.

Recent Development

Chairman Morris Downing tendered his resignation as Director and Chairman of the Board of Colony Bankcorp, Inc. and Colony Bank effective January 17, 2012 for personal health reasons. Mr. Downing has served as a Director of Colony Bankcorp, Inc. since July 1994 and Chairman of the Board since May 2002 and as Chairman and Director of Colony Bank since the Company merged its seven banking charters into the lead bank in 2008. Also, Mr. Downing served as President for 35 years of Lowell Packing Company in Fitzgerald, Georgia. He also served as a member of the Board of Trustees for AgriTrust of Georgia, a self-insured workers' compensations insurance program designed by the Georgia Agribusiness Council, Inc. and past President of Southeastern Meat Association and was active in Forward Fitzgerald. The Board of Directors expresses its sincere gratitude to Mr. Downing for his commitment to the company for the past seventeen years. His experience in business, management and valuable leadership has made great contributions to the company's success.

The Board of Directors announced that B. Gene Waldron has been elected the new Chairman of Colony Bankcorp, Inc. and Colony Bank effective immediately, upon Mr. Downing's resignation. Mr. Waldron has been a Director of Colony Bankcorp, Inc. since 2002 and served as a Director of Colony Bank since August 2008, where he previously served as a Director and Chairman of the Board of the Colony Bank Southeast charter. Mr. Waldron is the President/Owner of Waldron Enterprises, Inc. in Douglas, Georgia, whose entities are involved in peanut buying, cotton ginning, fertilizer and chemical sales, farming, radio broadcasting and fuel distribution. The Board of Directors feel that Mr. Waldron's business experience makes him an excellent choice for the position as Chairman of the Board.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/11	12/31/10	12/31/11	12/31/10
Net Interest Income	$8,844	$8,879	$34,987	$37,215
Provision for Loan Losses	2,250	2,500	8,250	13,350
Non-interest Income	2,753	2,783	9,951	10,006
Non-interest Expense	8,802	8,732	33,050	35,856
Income Taxes (Benefits)	164	127	1,104	(459)
Net Income	381	303	2,534	474
Preferred Stock Dividend	350	350	1,400	1,400
Net Income Available to
Common Shareholders	31	(47)	1,134	(926)

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	12/31/11	12/31/10	12/31/11	12/31/10
Common Shares Outstanding	8,439,258	8,442,958	8,439,258	8,442,958
Weighted Average Basic Shares	8,433,822	8,449,067	8,439,258	8,149,217
Weighted Average Diluted Shares	8,433,822	8,449,067	8,439,258	8,149,217
Earnings Per Basic Share (b)	$0.00	$ (0.01)	$0.13	$ (0.11)
Earnings Per Diluted Share (b)	$0.00	$ (0.01)	$0.13	$ (0.11)
Common Book Value Per Share	$8.17	$7.75	$8.17	$7.75
Tangible Common Book Value Per Share	$8.14	$7.72	$8.14	$7.72

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/11	12/31/10	12/31/2011	12/31/10
Net Interest Margin (a)	3.28%	3.02%	3.11%	3.12%
Return on Average Assets (b)	0.01%	(0.01)%	0.09%	(0.07)%
Return on Average Total Equity (b)	0.13%	(0.20)%	1.20%	(0.98)%
Efficiency (c)	82.47%	80.19%	78.31%	75.60%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	12/31/11	12/31/10
Total Assets	$1,196,704	$1,275,658
Loans, Net of Reserves	700,614	784,909
Allowance for Loan Losses	15,649	28,280
Intangible Assets	259	295
Deposits	999,985	1,059,124
Common Shareholders' Equity	68,950	65,452
Common Equity to Total Assets	5.76%	5.13%
Total Equity	96,613	92,958
Total Equity to Total Assets	8.07%	7.29%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/11	12/31/10	12/31/11	12/31/10
Total Assets	$1,163,000	$1,253,914	$1,205,891	$1,269,607
Loans, Net of Reserves	714,472	803,815	742,423	834,653
Deposits	965,722	1,033,758	1,000,719	1,034,255
Common Shareholders' Equity	69,300	68,104	67,153	67,020
Total Equity	96,943	95,595	94,737	94,452

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/11	12/31/10	12/31/11	12/31/10
Nonperforming Loans	$38,837	$28,921	$38,837	$28,921
Nonperforming Assets	59,708	49,261	59,708	49,261
Net Loan Chg-offs (Recoveries)	3,510	1,974	20,880	16,471
Reserve for Loan Loss to Gross Loans	2.18%	3.48%	2.18%	3.48%
Reserve for Loan Loss to Non-performing Loans	40.29%	97.78%	40.29%	97.78%
Reserve for Loan Loss to Non-performing Assets	26.21%	57.41%	26.21%	57.41%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.48%	0.24%	2.74%	1.90%
Nonperforming Loans to Gross Loans	5.42%	3.56%	5.42%	3.56%
Nonperforming Assets to Total Assets	4.99%	3.86%	4.99%	3.86%
Nonperforming Assets to Total Loans And Other Real Estate	8.10%	5.91%	8.10%	5.91%

Quarterly Comparative Data (in thousands, except per share data)
	4Q2011	3Q2011	2Q2011	1Q2011	4Q2010

Assets	$1,196,704	$1,145,983	$1,197,573	$1,244,075	$1,275,658
Loans	700,614	724,030	743,656	760,450	784,909
Deposits	999,985	948,356	1,002,207	1,030,963	1,059,124
Common Shareholders' Equity	68,950	70,308	68,009	65,316	65,452
Total Equity	96,613	97,931	95,592	92,860	92,958
Net Income	381	558	539	1,056	303
Net Income Available to Common Shareholders	31	208	189	706	(47)
Net Income Per Share	0.00	0.02	0.02	0.08	(0.01)

Key Performance Ratios	4Q2011	3Q2011	2Q2011	1Q2011	4Q2010

Return on Average Assets (1)	0.01%	0.07%	0.06%	0.22%	(0.01)%
Return on Average Total Equity (1)	0.13%	0.87%	0.81%	3.05%	(0.20)%
Common Equity to Total Assets	5.76%	6.14%	5.68%	5.25%	5.13%
Total Equity to Total Assets	8.07%	8.55%	7.98%	7.46%	7.29%
Net Interest Margin	3.28%	3.21%	2.97%	2.98%	3.02%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Dec. 31, 2011	Dec. 31, 2010
	(unaudited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$28,380	$16,613
Federal Funds Sold	54,992	32,536
Securities Purchased Under Agreements to Resell	--	5,000
	83,372	54,149
Interest-Bearing Deposits	28,957	50,727
Investment Securities
Available for Sale, at Fair Value	303,891	303,838
Held for Maturity, at Cost (Fair Value of $46 and $53 as of Dec. 31, 2011 and Dec. 31, 2010, Respectively)	46	48
	303,937	303,886
Federal Home Loan Bank Stock, at Cost	5,398	6,063
Loans	716,321	813,250
Allowance for Loan Losses	(15,649)	(28,280)
Unearned Interest and Fees	(58)	(61)
	700,614	784,909
Premises and Equipment	25,750	27,148
Other Real Estate	20,445	20,208
Other Intangible Assets	259	295
Other Assets	27,972	28,273
Total Assets	$1,196,704	$1,275,658

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$94,269	$102,959
Interest-Bearing	905,716	956,165
	999,985	1,059,124

Borrowed Money
Securities Sold Under Agreements to Repurchase	--	20,000
Subordinated Debentures	24,229	24,229
Other Borrowed Money	71,000	75,076
	95,229	119,305

Other Liabilities	4,877	4,271

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,663	27,506
Common Stock, Par Value $1; Authorized 20,000,000 Shares, Issued 8,439,258 and 8,442,958 Shares	8,439	8,443
Paid in Capital	29,145	29,171
Retained Earnings	29,456	28,479
Restricted Stock- Unearned Compensation	--	(41)
Accumulated Other Comprehensive Loss, Net of Tax	1,910	(600)
	96,613	92,958
Total Liabilities and Stockholders' Equity	$1,196,704	$1,275,658

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Twelve Months Ended
	12/31/11	12/31/10	12/31/11	12/31/10
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$10,837	$12,359	$44,460	$51,729
Federal Funds Sold and Securities Purchased Under Agreements to Resell	24	27	115	95
Deposits with Other Banks	9	11	46	38
Investment Securities
U. S. Government Agencies	1,476	1,494	6,873	6,613
State, County and Municipal	59	29	161	103
Corporate Obligations/Asset-Backed Sec.	23	25	91	138
Dividends on Other Investments	11	7	47	22
	12,439	13,952	51,793	58,738
Interest Expense
Deposits	2,723	4,033	12,950	17,212
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	--	172	338	721
Borrowed Money	872	868	3,518	3,590
	3,595	5,073	16,806	21,523
Net Interest Income	8,844	8,879	34,987	37,215
Provision for Loan Losses	2,250	2,500	8,250	13,350
Net Interest Income After Provision for Loan Losses	6,594	6,379	26,737	23,865

Noninterest Income
Service Charges on Deposits	854	875	3,245	3,597
Other Service Charges, Commissions and Fees	335	291	1,312	1,140
Mortgage Fee Income	104	84	265	313
Securities Gains	979	817	2,924	2,617
Other	481	716	2,205	2,339
	2,753	2,783	9,951	10,006
Noninterest Expense
Salaries and Employee Benefits	3,855	3,560	14,633	14,098
Occupancy and Equipment	914	1,067	3,998	4,422
Other	4,033	4,105	14,419	15,336
	8,802	8,732	33,050	33,856

Income (Loss) Before Income Taxes	545	430	3,638	15
Income Taxes (Benefits)	164	127	1,104	(459)
Net Income (Loss)	381	303	2,534	474

Preferred Stock Dividends	350	350	1,400	1,400

Net Income (Loss) Available to Common Shareholders	$31	$ (47)	$1,134	$ (926)
Net Income (Loss) Per Share of Common Stock
Basic	$0.00	$ (0.01)	$0.13	$ (0.11)
Diluted	$0.00	$ (0.01)	$0.13	$ (0.11)
Weighted Average Basic Shares Outstanding	8,433,822	8,449,067	8,439,258	8,149,217
Weighted Average Diluted Shares Outstanding	8,433,822	8,449,067	8,439,258	8,149,217
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002